JPM SERIES TRUST II
                             DISTRIBUTION AGREEMENT


         DISTRIBUTION AGREEMENT, made as of this 1st day of January, 1997, between JPM SERIES TRUST II, an unincorporated business trust organized under the laws of Delaware (the "Trust"), and FUNDS DISTRIBUTOR, INC., a Massachusetts corporation (the "Distributor").

                                                    WITNESSETH:

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company;

         WHEREAS, The Trust issues a separate series of Shares of Beneficial Interest (the "Shares") for each Portfolio (the "Portfolio" or "Portfolios" as the context requires) of the Trust;

         WHEREAS, it is in the interest of the Trust to be able to offer Shares of each Portfolio for sale continuously and to appoint a broker registered under the Securities Exchange Act of 1934 and various state broker registration statutes for the purpose of facilitating such offers and sales;

         WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of Shares of the Portfolios;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Appointment of the Distributor. The Trust hereby appoints the Distributor its exclusive agent in connection with the offering and sale of the Shares on the terms set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act hereunder.

         Section 2.  Services and Duties of the Distributor.

         (a) The Distributor agrees to offer and sell, as agent for the Trust, from time to time during the term of this Agreement, Shares upon the terms described in the Prospectus relating to such Shares. As used in this Agreement, the term "Prospectus" shall mean the prospectus, including any information incorporated by reference therein, relating to such Shares included as part of the Trust's Registration Statement, as such prospectus may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as

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amended (the "1933 Act"), and the 1940 Act, as such  Registration  Statement may be amended by any amendments thereto at the time in effect.

         (b) The Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will establish procedures for the acceptance and transmission of orders on behalf of the Trust, which procedures shall be reasonably acceptable to the Trust. The Distributor shall promptly forward to the Trust's custodian funds received in respect of purchases of Shares. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus relating to such Shares.

         (c) The offering price of the Shares shall be the net asset value per Share (as defined in or pursuant to the Declaration of Trust of the Trust and determined as set forth in the Prospectus relating to such Shares) next determined following receipt of an order. The Trust shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value of Shares of each Portfolio or class of Shares.

         (d) The Distributor shall not be obligated to sell any certain number of Shares and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

         Section 3.  Duties of the Trust.

         (a) The Trust agrees to sell Shares of each Portfolio so long as it has Shares available for sale and to cause the Trust's transfer agent to record on its books the ownership of (or deliver certificates, if any, for) such Shares registered in such names and amounts as the Distributor has requested in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the net asset value thereof and written request of the Distributor therefor.

         (b) The Trust shall keep the Distributor fully informed with regard to the Trust's affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which may be necessary for use in connection with the sale of Shares of the Portfolios, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Trust by independent accountants and such number of copies of its most current Prospectuses as may be necessary to accompany confirmation of sales and annual and interim reports and Prospectuses for delivery to existing shareholders.

         (c) The Trust shall take, from time to time, such steps, including payment of the related filing fee, as may be necessary to register its Shares under the 1933 Act to the end that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.


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         (d) The Trust,  through Funds  Distributor,  Inc. as  Co-Administrator, shall use its best efforts to qualify and maintain the qualification of any appropriate number of the Shares of each Portfolio for sale under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states; provided that the Trust shall not be required to amend its Declaration of Trust or By-laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by such Co-Administrator in connection with such qualifications.

         Section 4. Expenses. The Trust shall bear all costs and expenses necessary for the continuous sale of the Shares such as: (i) fees and disbursements of its counsel and independent accountants; (ii) the preparation, filing and printing of any registration statements and/or prospectuses required to be filed by and under the Federal and state securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses and proxy materials to shareholders; and (iv) the qualifications of Shares for sale and of the Trust as a broker or dealer under the securities laws of such states or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein in connection with such sale. Since the Trust has not adopted a plan under Rule 12b-1 of the 1940 Act, the Distributor is directed and agrees that it will not incur any expenses which would require the Trust to adopt a plan under Rule 12b-1.

         Section 5. Indemnification. The Trust agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses
(including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or Trustee of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, Trustee or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as

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expressed in the 1933 Act; and further  provided that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or to its securities holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Trust's agreement to indemnify the Distributor, its officers and directors and any such controlling person, as aforesaid is expressly conditioned upon the Trust's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given to the Trust in accordance with Section 9, with a copy to Stephen K. West, Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issue and sale of any Shares.

         The Distributor agrees to indemnify, defend and hold the Trust, its Trustees and officers and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees or officers of any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the preparation of the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in such information or a fact necessary to make such information not misleading, it being understood that the Trust will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement and Prospectus. The Distributor's agreement to indemnify the Trust, its Trustees and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Trust, its Trustees or officers or any such controlling person, such notification to be given to the Distributor in accordance with Section 9.

         Section 6. Limitation of Liability. The Distributor shall not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or for reckless disregard by it of its obligations and duties under this Agreement.

         Section 7. Compliance with Securities Laws. The Trust represents that it is registered as an open-end management investment company under the 1940
Act, and agrees that it will comply with the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d), applicable state securities laws.

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The Distributor agrees to comply with the applicable terms and provisions of the
Securities Exchange Act of 1934.

         Section 8. Term of Agreement; Termination. This Agreement shall commence on the date first set forth above. This Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

         This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). In addition, this Agreement may be terminated by either party at any time, without penalty, on not less than sixty
(60) days' written notice to the other party.

         Section 9. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid: (1) to the Distributor at Funds Distributor, Inc., 60 State Street, 13th Floor, Boston, Massachusetts 02109, Attention: President with a copy to General Counsel; or (2) to the Trust at JPM Series Trust II, at its address as set forth in its Prospectus, Attention: Treasurer, with a copy to Morgan Guaranty Trust Company of New York, 522 Fifth Avenue, New York, New York 10036, Attention: Funds Management or at such other address as either party may from time to time specify to the other party pursuant to this Section 9.

         Section 10. Confidentiality. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         Section 11. No Liability of Shareholders, Trustees, etc. The Trustees have authorized the execution of this Agreement in their capacity as Trustees and not individually and the Distributor agrees that neither the shareholders nor the Trustees nor any officer, employee, representative or agent of the Trust shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust, that the shareholders, Trustees, officers, employees, representatives and agents of the Trust shall not be personally liable hereunder, and that it shall look solely to the property of the Trust for the satisfaction of any claim hereunder.

         Section 12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.



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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

                                            JPM SERIES TRUST II


                                       By   Richard W. Ingram
                                            Name: Richard W. Ingram
                                            Title: President and Treasurer

                                            FUNDS DISTRIBUTOR, INC.


                                       By   John E. Pelletier
                                            Name: John E. Pelletier
                                            Title: Vice President and Secretary












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